Exhibit 16.1

March 9, 2023

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Smart for Life, Inc. Changes in Registrant’s Certifying Accountant

We have read the statements made by Smart for Life, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Items 4.01 and 8.01 of Form 8-K of the Company dated March 9, 2023, and agree with such statements contained in Item 4.01 as they pertain to our firm.

Sincerely,

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

Fort Lauderdale, Florida